EXHIBIT 3.1

                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                               ICROWN CORPORATION

1. The following provision of the Articles of Incorporation of iCrown Corporation., a Florida corporation (the "Company") filed in Tallahassee on November 8, 1999 as Document P99000098249, and pursuant to the Florida Business Corporation Act, be and hereby is amended to read as follows:

                           ARTICLE 8 - CAPITALIZATION

The total number of shares of common stock which the corporation shall have authority to issue is 300,000,000 with a par value of $.0001. The total number of shares of preferred stock is 50,000,000, with a par value of $.0001, and such rights and preferences as the Board of Directors from time to time may establish in one or more separate series of stock.

2. The foregoing amendment was adopted by a majority of the Company's Directors and Shareholders on the 15th day of November 1999, in accordance with the provisions of the Florida Business Corporation Act.

IN WITNESS WHEREOF, the undersigned President of the Company has executed these Articles of Amendment on the 23rd day of November, 1999.

                                        iCROWN CORPORATION

                                        ----------------------------------------
                                        Donald W. Miller, President

STATE OF FLORIDA
COUNTY OF PALM BEACH

         On this 23rd day of November, 1999, before me, a Notary Public, duly authorized in the State and County named above to take acknowledgments, personally appeared Donald W. Miller, to me known to be the person whose name is subscribed to the within instrument, and he acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        ----------------------------------------
                                        Notary Public - State of Florida
                                        My Commission Expires:

                                       2